UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 13, 2015
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant.
On March 13, 2015, South Jersey Industries, Inc. ("SJI" or the "Company") 401(k) Plan ("Plan") dismissed Deloitte & Touche LLP ("Deloitte") as the Plan’s independent registered public accounting firm.
Effective March 13, 2015, the Plan appointed BDO USA, LLP ("BDO") as independent registered public accounting firm for the Plan’s fiscal year ended December 31, 2014. The Plan’s decision to replace Deloitte with BDO was approved by the Trust Committee Appointed by the Board of Directors of the Company.
The Deloitte reports on the Plan’s financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2013 and 2012 and through March 13, 2015, (i) there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the Plan’s financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Plan has provided Deloitte a copy of the foregoing statements and requested a letter from Deloitte to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements. A copy of that letter, dated March 17, 2015 is filed as Exhibit 16.1 to this Form 8-K.
During the years ended December 31, 2013 and 2012 and through March 13, 2015, neither the Plan, nor SJI, as the Plan’s sponsor, nor anyone acting on behalf of the Plan or SJI, consulted with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Plan's financial statements, or any other matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Index

Exhibit No.	Description
16.1	Letter dated March 17, 2015 from Deloitte & Touche LLP

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: March 17, 2015	/s/ Stephen H. Clark
Stephen H. Clark
Chief Financial Officer